DECEMBER 15, 1999



Mr. Phillip Escaravage
Chairman
SENESCO TECHNOLOGIES, INC.
34 Chambers Street
Princeton, NJ  08542

Dear Phillip:

This letter is to confirm and summarize the agreement under which STRATEGIC GROWTH INTERNATIONAL, INC. ("SGI") will serve as Investor Relations Consultant to SENESCO TECHNOLOGIES, INC. ("THE COMPANY").

DUTIES:
------
As Investor Relations Consultant, we will:
     a) Consult with the management of THE COMPANY on Investor Relations aspects of shareholder communications, including arranging and conducting meetings with the professional investment community and investor groups; communicating the corporate message to specified audiences, and enhancing relations with security analysts and the financial press.
     b) Help develop and implement a comprehensive Investor Relations program.
     c) Provide professional staff services as may be reasonably required to help the Company carry out its programs and objectives.

The scope of SGI's  services  shall not  include  any  activities  related to or
                                                  ---
regarding the raising of funds. Such activities shall be subject to a separate agreement.

THE COMPANY agrees to indemnify and hold harmless SGI from and against any and all losses, claims, damages, expenses or liabilities, including reasonable attorney's fees and costs, which SGI may incur based upon information, representations, reports or data furnished by THE COMPANY to the extent that such material is furnished, prepared or approved by SENESCO TECHNOLOGIES, INC. for use by SGI.

MR. PHILLIP ESCARAVAGE
DECEMBER 15, 1999
PAGE 2

SGI shall indemnify and hold THE COMPANY harmless from and against any\all claims, losses, liabilities, damages and expenses including reasonable attorney's fees and costs arising from inaccurate or misleading statements or communications issued by SGI without prior approval of THE COMPANY.

OUT OF POCKET EXPENSES:
----------------------
THE COMPANY will reimburse SGI for all reasonable, pre-approved out-of-pocket disbursements, including travel expenses, made in the performance of its duties under this agreement. Items, such as luncheons with the professional investment community, graphic design and printing, postage, long distance telephone calls, etc., will be billed as incurred.

RECORDS AND RECORD KEEPING:
--------------------------
SGI will maintain accurate records of all out-of-pocket expenditures incurred on behalf of THE COMPANY. Authorization for projects and operating activities with costs exceeding $500.00 will be obtained in advance before commitments are made.

TERMS OF PAYMENT:
----------------
Billings will be done monthly for the coming month. Expenses and charges will be included in the following month's bill. Payment is due within ten (10) days upon receipt of invoice. The payment for the initial month is due upon the signing of this agreement.

SERVICE FEES:
------------
THE COMPANY will pay SGI a monthly retainer fee of $8,000.00 for services under this agreement.

THE COMPANY agrees to grant to SGI warrants to purchase 300,000 shares of THE COMPANY'S common stock at $3.50, the closing bid price of the stock on DECEMBER 7, 1999. Such warrants will have piggyback registration rights for a period of three years from the date of this Agreement. In the event SGI cannot register the underlying shares within 18 months of the date of this Agreement, then THE COMPANY will grant to SGI demand registration rights for a period of one year from such 18 month period. All such registration rights shall be subject to a registration rights agreement to be executed by THE COMPANY and SGI.

The warrants shall be exercisable for a period of five years from the date of this agreement. The warrants shall be adjusted for any and all recapitalizations, including splits, dividends, etc. Such warrants may be transferred in whole or in part to one or more officers of THE COMPANY. The 300,000 warrants shall vest as follows:
            100,000     on December 15, 1999
             66,666     on June 15, 2000
             66,667     on December 15, 2000
             66,667     on June 15, 2001

MR. PHILLIP ESCARAVAGE
DECEMBER 15, 1999
PAGE 3


CONFIDENTIALITY
---------------
SGI agrees to keep confidential, and not to disclose to any third parties, without discussion with THE COMPANY, any Confidential Information. With respect to Confidential Information, it shall be understood not to include:
      (i)   publicly available information;
      (ii) information received from third parties who are not officers, employees or agents of THE COMPANY;
      (iii) information required to be disclosed by applicable law, regulation, certified public accountant or court proceeding.
In addition, SGI shall not use any Confidential Information to trade THE COMPANY'S securities for its own account when it is in possession of material non-public information.

TERMS OF AGREEMENT:
------------------
This agreement shall commence on DECEMBER 15, 1999 for a period of 24 months ending DECEMBER 14, 2001.

Each of THE COMPANY and SGI shall have the right to terminate this agreement by JANUARY 14, 2000 if this agreement has not been formally approved by the Board of Directors of SENESCO by that date. In such event, all warrants pursuant to this Agreement shall be rescinded. However, SGI shall be entitled to all service fees and out-of-pocket expenses incurred to date.

SENESCO TECHNOLOGIES, INC. shall have the right to terminate this agreement on JUNE 14, 2000, on DECEMBER 14, 2000, and on JUNE 14, 2001 by providing 30 days prior written notice. Upon such termination, THE COMPANY will have the right to rescind any remaining unvested warrants.

This agreement shall be governed by and subject to the jurisdiction of and laws of New York State.

Please confirm agreement to the above by signing all three (3) copies and returning two (2) copies to SGI.

AGREED TO AND ACCEPTED BY:
--------------------------




/s/ Phillip Excaravage, Chairman           /s/ Richard Cooper, Chairman
---------------------------------          -------------------------------------
Senesco Technologies, Inc.                 Strategic Growth International, Inc.